SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             MAXIMUM DYNAMICS, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1556886
                                   ----------
                      (I.R.S. Employer Identification No.)

2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado            80903
--------------------------------------------------------------        ----------
(Address of Principal Executive Offices)                              (Zip Code)

  Sales Consulting Agreement with Henry Jarrett, Jodi Richfield, Jeff Messer, Robin Friester, Charles Wilson, Tom Richfield, Motsamai Nduna and Stanley van
  Wyk; Engineering Consulting Agreement with Luis Guiterrez, Michael Bennett, Jacques La Grange; POS Device Consulting Agreement with Raymond Ng Pan Hing, Derek Smith, Victor Angel and Sooren Ramdenee; Unilogic Consulting Agreement
 with Craig Ogilvy, Patricia Terhorst Davis, Reunert Kharibe, Mpumelelo Tshume,
  Sindiswa Mzama and Andile Mbeki; Banking Consulting Services Agreement with
            Dingindawa Paulus Shongwe, Anne Tunmer and Mpho Mtimkulo.
                              (Full Title of Plans)

                                   Eric Majors
                                   -----------
      2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado 80903
                     (Name and Address of Agent for Service)

                                 (719) 381-1728
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
==================== ================== =================== =================== ===================
Title of securities        Amount        Proposed maximum    Proposed maximum       Amount of
 to be registered          to be          offering price        aggregate        registration fee
                       registered(1)        per share(2)      offering price
-------------------- ------------------ ------------------- ------------------- -------------------
   Common Stock,
   no par value          2,500,000            $0.23            $575,000.00            $72.85
==================== ================== =================== =================== ===================

(1) Consists of shares issued pursuant to the Sales Consulting Agreement with Henry Jarrett, Jodi Richfield, Jeff Messer, Robin Friester, Charles Wilson, Tom Richfield, Motsamai Nduna and Stanley van Wyk; Engineering Consulting Agreement with Luis Guiterrez, Michael Bennett, Jacques La Grange; POS Device Consulting Agreement with Raymond Ng Pan Hing, Derek Smith, Victor Angel and Sooren
Ramdenee; Unilogic Consulting Agreement with Craig Ogilvy, Patricia Terhorst Davis, Reunert Kharibe, Mpumelelo Tshume, Sindiswa Mzama and Andile Mbeki; Banking Consulting Services Agreement with Dingindawa Paulus Shongwe, Anne Tunmer and Mpho Mtimkulo.
(2) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of the average of the bid and ask price of the Registrant's Common Stock as reported on the Over The Counter Bulletin Board on June 2, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
--------------------------

The Registrant is offering the following shares of its common stock to the following individuals for their services performed on the Registrant's behalf. The issuance of these shares are being made pursuant to the various types of service agreements (the "Agreements") adopted by the Board of Directors on May 28, 2004. The Board has equated the number of these shares to the value of the services provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The Agreements are not qualified under ERISA. The following individuals will receive the number of shares listed next to their names in exchange for the specific services listed:

--------------------------------------- ------------------------------ ----------------------------------
NAME                                         SHARES TO BE ISSUED                SERVICES
--------------------------------------- ------------------------------ ----------------------------------
Luis Guiterrez                                     20,000              Engineering Consulting
--------------------------------------- ------------------------------ ----------------------------------
Michael Bennett                                    20,000              Engineering Consulting
--------------------------------------- ------------------------------ ----------------------------------
Jacques La Grange                                  100,000             Engineering Consulting
--------------------------------------- ------------------------------ ----------------------------------
Raymond Ng Pan Hing                                100,000             MPOS Consulting
--------------------------------------- ------------------------------ ----------------------------------
Derek Smith                                        100,000             MPOS Consulting
--------------------------------------- ------------------------------ ----------------------------------
Victor Angel                                       150,000             MPOS Consulting
--------------------------------------- ------------------------------ ----------------------------------
Sooren Ramdenee                                    515,000             MPOS Consulting
--------------------------------------- ------------------------------ ----------------------------------
Craig Ogilvy                                       50,000              Unilogic Consulting
--------------------------------------- ------------------------------ ----------------------------------
Patricia Terhorst Davis                            10,000              Unilogic Consulting
--------------------------------------- ------------------------------ ----------------------------------
Reunert Kharibe                                    475,000             Unilogic Consulting
--------------------------------------- ------------------------------ ----------------------------------
Mpumelelo Tshume                                   50,000              Unilogic Consulting
--------------------------------------- ------------------------------ ----------------------------------
Sindiswa Mzama                                     50,000              Unilogic Consulting
--------------------------------------- ------------------------------ ----------------------------------
Andile Mbeki                                       25,000              Unilogic Consulting
--------------------------------------- ------------------------------ ----------------------------------
Dingindawa Paulus Shongwe                          50,000              Banking Consulting
--------------------------------------- ------------------------------ ----------------------------------
Anne Tunmer                                        50,000              Banking Consulting
--------------------------------------- ------------------------------ ----------------------------------
Mpho Mtimkulo                                      50,000              Banking Consulting
--------------------------------------- ------------------------------ ----------------------------------
Henry Jarrett                                      20,000              Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Jodi Richfield                                     75,000              Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Jeff Messer                                        175,000             Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Robin Friester                                     87,500              Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Charles Wilson                                     100,000             Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Tom Richfield                                      100,000             Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Motsamai Nduna                                     37,500              Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------
Stanley van Wyk                                    90,000              Sales Consulting
--------------------------------------- ------------------------------ ----------------------------------

--------------------------------------- ------------------------------ ----------------------------------
Total                                             2,500,000
--------------------------------------- ------------------------------ ----------------------------------

The business development, sales, technical and banking advisory services for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for the securities of the Registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.
--------------------------------------------------------------

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of this registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
------------------------------------------------

We incorporate the following documents by reference in this Registration
Statement:

         (a) Our latest Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed with the Securities and Exchange Commission on May 24, 2004 and our latest Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on April 19, 2004;

         (b) Our Registration Statement on Form SB-2, file number 333-83348, filed on February 25, 2002 pursuant to Section 12 of the Exchange Act, and subsequent amendments, in which there is described the terms, rights and provisions applicable to our outstanding common stock; and

         (c) All other documents filed by the company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
-----------------------------------

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

Our Bylaws and the Colorado Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Pursuant to our Bylaws, our officers and directors are indemnified, to the fullest extent available under Colorado law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

Not applicable.

ITEM 8. EXHIBITS.
-----------------

3.1    Articles of Incorporation*
3.2    Bylaws*
3.2.1  Articles of Amendment to Articles of Incorporation*
4.1    Sales Consulting Agreement with Henry Jarrett, Jodi Richfield,
       Jeff Messer, Robin Friester, Charles Wilson Tom Richfield, Motsamai
       Nduna and Stanley van Wyk
4.2    Unilogic Consulting Agreement with Craig Ogilvy, Patricia Terhorst
       Davis, Reunert Kharibe, Mpumelelo Tshume, Sindiswa Mzama and Andile Mbeki
4.3 Engineering Consulting Agreement with Luis Guiterrez, Michael Bennett and Jacques La Grange
4.4 POS Consulting Agreement with Raymond Ng Pan Hing, Derek Smith, Victor Angel and Sooren Ramdenee
4.5    Banking Consulting Agreement with Dingindawo Paulus Shongwe, Anne
       Tumner and Mpho Mtimkulo
5      Opinion of MC Law Group
23.1   Consent of MC Law Group**
23.2   Consent of Cordovano & Harvey, P.C.

* Previously filed as exhibits to Registration Statement on Form SB-2 filed on February 25, 2002.
** Contained in its opinion filed as Exhibit 5 to this Registration Statement.

ITEM 9. UNDERTAKINGS.
---------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Eric Majors as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the company certifies it has reasonable grounds to believe that the company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, Colorado, on this 7th day of June 2004.

MAXIMUM DYNAMICS, INC.,
a Colorado corporation



/s/ Eric Majors
--------------------------------------------
Eric Majors
President, Chief Executive Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 7, 2004 who are the directors of the Registrant's board of directors and who shall administer and enforce the Consulting Service Agreements with the above named individuals.


/s/ Eric Majors
--------------------------------------------
Eric Majors
President, Chief Executive Officer and
Director


/s/ Joshua Wolcott
--------------------------------------------
Joshua Wolcott
Chief Financial Officer and
Director



/s/ Paul Stabnow
--------------------------------------------
Paul Stabnow
Chief Technical Officer and
Director